EXHIBIT 99.1

                         LUCENT TECHNOLOGIES / CD RADIO
                              AMENDED AND RESTATED
                          INTEGRATED CIRCUITS AGREEMENT*


THIS AMENDED AND RESTATED AGREEMENT, dated as of February 1, 1999 (this "Agreement"), is made by and between Lucent Technologies Inc., a Delaware corporation, acting through its Microelectronics Group, having an office at Two Oak Way, Berkeley Heights, New Jersey 07922 ("Lucent") and CD Radio Inc., a Delaware corporation, having its principal place of business at 1221 Avenue of the Americas, 37th Floor, New York, New York 10036 ("CD Radio"). The effective date of this Agreement is as of February 1, 1999.

Lucent and CD Radio are parties to that certain Integrated Circuits Agreement, dated as of April 24, 1998 (the "Existing Agreement"). Lucent has completed sufficient work under Phase 1 of the Existing Agreement to further detail the efforts required to implement the intent of Phases 2 and 3 of this Agreement. As a result, both Lucent and CD Radio desire to amend and restate the Existing Agreement as provided in this Agreement.

IN CONSIDERATION OF the mutual covenants set forth hereinbelow, the parties agree to the following terms and conditions:

PART 1: BUSINESS TERMS

1.0      BACKGROUND

This is an agreement between Lucent and CD Radio to develop a systems engineering specification for the communications link of a Satellite Digital Audio Radio Service ("S-DARS"), and a specification for a set of integrated circuits ("ICs") for a receiver. Such ICs shall be comprised of (a) analog radio frequency chip(s) used to covert the S-band signals to some intermediate frequency; (b) analog intermediate frequency chip(s) used to convert the analog signals to lower frequency analog signals; (c) conversion signal processor chip(s) used to convert the encoded channel analog signals to digital and the audio signal from digital to analog; and (d) baseband signal processor chip(s) used to filter, decode the encoded channel and output the digital audio signal and other channel data (such chips constitute the "chip set"). Upon the mutual acceptance of the chip set specification by CD Radio and Lucent, Lucent shall fabricate and deliver to CD Radio a prototype of the proposed receiver to verify the communications link performance and thereafter design and manufacture first prototypes and then production chip sets. It is Lucent's understanding that the objective of the project is to develop a chip set for a low cost, addressable receiver for CD Radio's broadcasts. The details given herein are a baseline, with further details to evolve as the project proceeds.

-----------------
* This agreement is subject to a confidential treatment request. The confidential portions have been omitted from this Form 8-K and have been replaced by asterisks (*). The confidential portions have been filed separately with the Commission as provided pursuant to Rule 24b-2 under the Securities Exchange Act of 1934.

2.0      THREE PROJECT PHASES

         2.1 The Lucent part of the project shall be completed in three phases:

1. authorship and delivery of a systems engineering document and the development of a chip set requirement;

2. the specification of a chip set and the planning of the implementation of this chip set and the fabrication and delivery of discrete and/or integrated prototype receivers using existing components from one or more integrated circuit ("IC") vendors to meet both engineering and marketing needs of CD Radio; and

3. the design, layout, fabrication, and delivery of prototype ICs and, after approval by CD Radio, production ICs for use in the consumer electronics original equipment manufacturer's ("CE-OEM's") prototypes and production units.1/

         2.2. Lucent's IC development shall facilitate the implementation by CD Radio of potential products which are capable of receiving CD Radio broadcasts, including, without limitation, the following five products:

A radio, which shall include S-DARS capability, for installed car sound systems. The antenna unit shall be hard-wired to the receiver;

A "Plug 'n' Play" ("PnP") adapter for a subscriber's tape cassette car sound system;

A PnP adapter for a subscriber's compact disk ("CD") car sound system;

*

An adapter, suitable for mounting in the trunk, glove compartment or other area of a vehicle, which will be capable of interfacing, either directly or by means of FM modulation, with installed car sound systems. The antenna unit shall be hard wired to the adapter unit.

Bringing these products to market requires a division of labor between Lucent, CD Radio, and the CE-OEM. This Agreement outlines the roles and responsibilities of each.

The chips for all potential products are similar and can be pursued in parallel. However, Lucent and CD Radio recognize that the products identified in paragraphs (b), (c) and

--------
1 There will be more than one CE-OEM. For the sake of brevity, in this Agreement CE-OEM shall mean "consumer electronics original equipment manufacturers".

(d) above will require extra effort in a few critical areas of the design dealing with the wireless antenna and low-power operation.

3.0      STATEMENT OF WORK

         3.1      PHASE 1 - SYSTEMS ENGINEERING

The first task of Phase 1 shall be for Lucent and CD Radio to define and agree on an overall system level specification.

The deliverables from the systems engineering phase are the communications link systems engineering document, chip set requirements, a system simulator (together with a non-exclusive, royalty free license to use Lucent provided models), and applicable documentation.

The documents and simulator can be considered a prototype of a portion of the earth station transmitter. This will enable CD Radio's studio/earth station contractor to build a mission-critical version of the encoder that will connect both (a) digital audio feeds from the CD Radio studio and (b) receiver command and control output from CD Radio's customer center to (c) the satellite up-link transmitter.

Note that the Lucent systems engineering work will not cover satellite tracking, telemetry and control, nor the studios, nor the design and positioning of terrestrial repeaters nor the billing of subscriber accounts.

CD Radio shall review and approve the work in Phase 1. After such review and approval, Lucent shall not be responsible in the case that the communications link does not meet CD Radio's need.

         3.2      PHASE 2 - PROTOTYPE RECEIVER

To verify the systems engineering concepts, a prototype receiver will be built by Lucent and delivered to CD Radio. Lucent shall build limited quantities (approximately twelve (12)) of such prototype receiver by obtaining and assembling existing parts from one or more component vendors. The prototype receiver will enable early verification of the air interface specification and receiver design, but may contain parts that are higher in cost/power/size than the chip sets in a production receiver. As part of the prototype receiver development, Lucent shall identify certain critical non-Lucent manufactured components (oscillators and filters) and shall create specifications and identify approved manufacturers for such components. Lucent shall make the prototype receiver and the component specifications referred to in the preceding sentence available to a CE-OEM for engineering into a product at CD Radio's request. Making the prototype receiver into a product may require the CE-OEM to modify the design to lower the implementation cost and/or size and/or power. In such a case, Lucent agrees to grant a royalty-bearing, non-exclusive license, on commercially reasonable terms, to CD Radio and/or the CE-OEM under any issued patent owned by Lucent (to the extent Lucent has a right to grant such license) which is infringed by such design. No further payment by CD Radio is necessary if such patent rights are already exhausted in the sale by Lucent to CD Radio and/or the CE-OEM of a Lucent integrated circuit. Such a patent license will be limited to the specific field of use in which the Lucent integrated circuits are intended to be used, namely CD Radio's satellite digital audio broadcasting service and its associated terrestrial repeaters. Specifically, the license will forbid the use of such patents in the field of wholly terrestrial broadcasting.

CD Radio and its CE-OEM shall test, review, and approve the work in Phase 2. After such review and approval, Lucent shall not be responsible in the case that the communications link does not meet CD Radio's need.

After approval, the chip set design will proceed to Phase 3.

         3.3      PHASES 1 AND 2 - PAYMENT SCHEDULE

CD Radio shall pay Lucent an aggregate of $15,250,000 in connection with the development work associated with Phase 1 and Phase 2 of the Project (such amount, the "Phase 1 and 2 NRE"). The Phase 1 and 2 NRE shall not include any amounts payable to Lucent for the Studio Perceptual Audio Coder Encoder ("SPACE").

The Phase 1 and 2 NRE shall only be payable by CD Radio to Lucent on the following dates or, with respect to payments which are subject to the achievement of a milestone, upon satisfaction of the following milestones and, in each case, in the amount set forth opposite such milestone.

       Date or Milestone                                       Amount
       -----------------                                       ------

Upon execution of the Existing                                   *
Agreement

Upon execution of this Agreement                                 *

Upon delivery to CD Radio of completed                           *
documents relating to CD Radio systems
engineering architecture (which is
expected to be accomplished in March
1999)

March 1, 1999                                                    *

Upon delivery to CD Radio of a detailed                          *
implementation plan relating to CD Radio
systems engineering architecture (which is
expected to be accomplished in April
1999)

May 1, 1999                                                      *

June 1, 1999                                                     *

July 1, 1999                                                     *

Upon delivery to CD Radio of the                                 *
hardware specification for the prototype receiver (which is expected to be accomplished in August 1999)

October 1, 1999                                                  *

November 1, 1999                                                 *

Upon delivery to CD Radio of a                                   *
completed prototype receiver (which is
expected to be accomplished in December
1999)

         Total                                              $15,250,000

In the event that at any time Lucent becomes aware that the costs to Lucent of the development work contemplated by Phase 1 and Phase 2 of this Agreement are reasonably expected to exceed $15,250,000, Lucent shall promptly notify CD Radio in writing and seek approval from CD Radio to incur such additional costs. If CD Radio approves such additional costs, CD Radio will be invoiced by Lucent monthly for the costs to Lucent of any additional time and materials that may be required to complete the development work contemplated by Phase 1 and Phase 2 of this Agreement. All invoices for additional costs to Lucent of any additional time and materials that may be required to complete the development work contemplated by Phase 1 and Phase 2 of this Agreement shall be accompanied by information reasonably required to support and justify such additional costs.

         Upon completion of a milestone described above, Lucent shall deliver to CD Radio a certificate, signed by a responsible manager of Lucent, stating that such milestone has been achieved and attaching information reasonably necessary to support such statement. Within fifteen (15) days of receipt by CD Radio of such certificate, CD Radio shall notify Lucent whether or not CD Radio agrees that such milestone has been achieved. If CD Radio disputes that such milestone has been achieved, CD Radio shall inform Lucent in writing of the reasons why it believes such milestone has not been achieved. No amount shall be due and payable with respect to any milestone until CD Radio agrees that such milestone has been achieved. If CD Radio agrees that the applicable milestone has been achieved, then CD Radio shall wire transfer in immediately available funds the portion of the Phase 1 and 2 NRE related to such milestone within twenty (20) days of receipt by CD Radio of the certificate relating to such milestone.

         Ten (10) days prior to the due date of any payment which is not a milestone payment, Lucent shall deliver to CD Radio an invoice with respect to such payment. Each such invoice shall be accompanied by information reasonably required to support and justify the payment.

         Any funds paid to Lucent for development work during Phase 1 and Phase 2 of this Agreement and not spent by Lucent on such work shall be refunded to CD Radio at the earlier of the conclusion of Phase 2 or the termination of this Agreement.

         3.4      PHASE 3 -- IC DEVELOPMENT AND PROTOTYPE PRODUCTION

CD Radio shall pay Lucent an aggregate of $11,700,000 in connection with the development work associated with Phase 3 of the Project (such amount, the "Phase 3 NRE"). The Phase 3 NRE shall include all amounts due to Lucent for the design and development of the integrated circuit chip set. The Phase 3 NRE shall not include any amounts payable to Lucent for the SPACE.

         The Phase 3 NRE shall only be payable by CD Radio to Lucent on the following date or, with respect to payments which are subject to the achievement of a milestone, upon satisfaction of the following milestones and, in each case, in the amount set forth opposite such milestone.

       Date or Milestone                                       Amount
       -----------------                                       ------

Upon delivery to CD Radio of the completed                       *
specifications for the chip set (which is expected to be accomplished in August 1999)

January 15, 2000                                                 *

Mask approval by CD Radio of chip set (which                     *
is expected to be achieved in February 2000)

March 1, 2000                                                    *

Upon delivery to CD Radio of first silicon of                    *
chip set (which is expected to be achieved in April 2000)

April 15, 2000                                                   *

June 1, 2000                                                     *

Upon delivery to CD Radio of second silicon                      *
chip sets (which is expected to be achieved in June 2000)

         Total                                              $11,700,000

In the event that at any time Lucent becomes aware that the costs to Lucent of the development work contemplated by Phase 3 of this Agreement are reasonably expected to exceed $11,700,000, Lucent shall promptly notify CD Radio in writing and seek approval from CD Radio to incur such additional costs. If CD Radio approves such additional costs, CD Radio will be invoiced by Lucent monthly for the costs to Lucent of any additional time and materials that may be required to complete the development work contemplated by Phase 3 of this Agreement. All invoices for additional costs to Lucent of any additional time and materials that may be required to complete the development work contemplated by Phase 3 of this Agreement shall be accompanied by information reasonably required to support and justify such additional costs.

         Upon completion of a milestone described above, Lucent shall deliver to CD Radio a certificate, signed by a responsible manager of Lucent, stating that such milestone has been achieved and attaching information reasonably necessary to support such statement. Within fifteen (15) days of receipt by CD Radio of such certificate, CD Radio shall notify Lucent whether or not CD Radio agrees that such milestone has been achieved. If CD Radio disputes that such milestone has been achieved, CD Radio shall inform Lucent in writing of the reasons why it believes such milestone has not been achieved. No amount shall be due and payable with respect to any milestone until CD Radio agrees that such milestone has been achieved. If CD Radio agrees that the applicable milestone has been achieved, then CD Radio shall wire transfer in immediately available funds the portion of the Phase 3 NRE related to such milestone within twenty (20) days of receipt by CD Radio of the certificate relating to such milestone.

         Ten (10) days prior to the due date of any payment which is not a milestone payment, Lucent shall deliver to CD Radio an invoice with respect to such payment. Each such invoice shall be accompanied by information reasonably required to support and justify the payment.

         Any funds paid to Lucent for development work during Phase 3 of this Agreement and not spent by Lucent on such work shall be refunded to CD Radio at the earlier of the conclusion of Phase 3 or the termination of this Agreement.

         3.5      DESIGN HAND-OFF REQUIREMENTS

CD Radio shall review Phase 3 of the project at a chip set specification meeting and a Firmware Sign-off meeting. Review and approval by CD Radio at these two points plus signature of the post-layout mask sign off sheet (including prototype IC acceptance criteria) shall constitute the Design Hand-Off Requirements mentioned below in Part 3 of this Agreement.

         3.6      PRODUCTION IC PRICING

Definitive production IC pricing is unknown at this time. Lucent agrees that the purchase price for each chip set generated from second silicon (which for purposes of this Agreement shall mean first silicon base layers with one or more new metal layers), after giving effect to any discounts required by this Agreement, shall have a target price of $55 per chip set, but in no event shall the purchase price exceed $95 per chip set, so long as such chip set does not include any field programmable gate arrays. Prior to commencing production of chip sets, Lucent will discuss with CD Radio a means to achieve (a) a purchase price of the chip sets generated from second silicon that meets the cost constraints of CE-OEMs (including, the possibility of adjusting the discount applicable to chip sets); and (b) a purchase price of chip sets generated from second silicon that is reasonable in relation to Lucent's costs to produce such chip sets. At or before the completion of Phase 2, Lucent and CD Radio shall establish a definitive pricing plan for commercially produced quantities of the chip set generated from second silicon and the second generation of the chip set (which for the purpose of this Agreement shall mean all new base layers of a more highly optimized chip set), based on the method outlined in Part_3, Section
12. Based on the outcome of this pricing plan, the period of exclusivity outlined in Section 6.0 will be determined.

Notwithstanding anything to the contrary contained in this Agreement, Lucent agrees that CD Radio, or any CE-OEM designated by CD Radio, shall be entitled to a discount (which is described in the table below) from the purchase price for chip sets until such time as the number of chip sets purchased by CD Radio, and/or any CE-OEMs designated by CD Radio, multiplied by the dollar amount of the discount applicable to each chip set equals the sum of all payments by CD Radio to Lucent on account of Phase 1 and 2 NRE, Phase 3 NRE and the reimbursed costs of all third-party contractors engaged by Lucent to assist in the development effort with respect to the project. The discount applicable to each chip set is set forth below:

         Quantity of Chip Sets                    Percentage Discount
         ---------------------                    -------------------

---------------------------------------  ---------------------------------------
                  *                                        *

---------------------------------------  ---------------------------------------
                  *                                        *

---------------------------------------  ---------------------------------------
                  *                                        *

---------------------------------------  ---------------------------------------
       More than  *                                        *

---------------------------------------  ---------------------------------------

CD Radio intends to use the jointly owned chip specification to seek competitive bids on the chip set and to use any responses for the purposes of comparison with the price based on the method outlined in Part 3, Section 12.

4.0      ENGINEERING RISK

Lucent shall not be held liable by CD Radio or its subsidiaries, affiliates, CE-OEM suppliers, subcontractors and customers, nor by any of their officers, shareholders, employees, representatives, agents, attorneys and any other such persons if the engineering objectives involved in this project are not met, so long as Lucent's engineering work has been performed in a professional manner in accordance with generally understood industry standards.

5.0      SCHEDULE

         5.1 Lucent acknowledges that CD Radio desires to launch limited service in the first half of 2000. Lucent shall evaluate several methods to determine if a prototype version of the CD Radio receiver can be engineered and produced with minimum impact to the production chip set. Additionally, Lucent will exercise continuous diligence to optimize the overall development of the chip set to achieve earlier availability of the production chip set. Specifically, Lucent will explore the following methods, in parallel, to achieve such goal: (i) assess the practicality of the CE-OEM manufacturing the receiver prototype developed in Phase 2 into a product for a June 1, 2000 service launch; and (ii) continuously evaluating the ability to optimize the implementation phase of the project to improve the schedule.

         5.2 Notwithstanding anything contained above, Lucent shall use commercially reasonable efforts to deliver production chip sets contemplated by Phase 3 of this Agreement to CD Radio and/or one or more CE-OEMs identified by CD Radio no later than June 1, 2000. In addition, Lucent shall use commercially reasonable efforts to complete the following tasks in the development of chip sets for CD Radio on or before the date set forth opposite the applicable item.

                                   Timetable
                                   ---------

Delivery to CD Radio of completed documents                       March 1999
relating to CD Radio systems engineering architecture

Delivery to CD Radio of the completed                            August 1999
specifications for the chip set

Delivery to CD Radio of completed prototype                December 24, 1999
receiver

Mask approval by CD Radio of chip set                          February 2000

Delivery to CD Radio of first silicon of chip set                 April 2000

Delivery to CD Radio of second silicon of chip set                 June 2000

Both Lucent and CD Radio recognize that the schedule set forth above is aggressive and is based upon the ability of Lucent to accomplish portions of the development work contemplated by Phase 1, Phase 2 and Phase 3 of this Agreement in parallel. Lucent and CD Radio acknowledge and agree that Lucent shall have no liability as a result of the failure to meet the timetable set forth above. Lucent agrees that it shall continually evaluate the development work contemplated by Phase 1, Phase 2 and Phase 3 of this Agreement in an effort to achieve the schedule set forth above.

6.0      ONE WAY EXCLUSIVITY AND GUARANTEED MINIMUM PURCHASE

CD Radio and its CE-OEM shall make Lucent their exclusive supplier of CD Radio's SDARS receiver chip sets, for a limited period, as described below.

         Nothing in this Agreement prevents Lucent from supplying the same or similar chips incorporating any of CD Radio's Intellectual Property Rights ("IPRs") to any other of its present or future customers, including but not limited to CD Radio's competitor(s), so long as such customers have entered into a license agreement with CD Radio and a suitable royalty is paid to CD Radio (as discussed under "Intellectual Property" below). Use of existing CD Radio IPR by Lucent in serving non-CD Radio customers in the S-DARS application area is contingent on CD Radio deciding to license any such IPR as may be used in such ICs. Use of existing CD Radio IPR by Lucent in serving the designated CE-OEM is hereby granted royalty free during the exclusivity period described below. Use of existing CD Radio IPR by Lucent in serving any CD Radio customers after the exclusivity period has ended is hereby granted royalty free.

         The exclusivity arrangement shall be defined by the table below. The pricing in the table does not constitute a quote. The start date shall be the date that the 1,000th receiver built from the second generation of the chip set is sold. Lucent agrees that the target price for the second generation of the chip set shall be $35 per chip set. All prices contained in the chart identified below shall be prior to giving effect to any discounts required by Section 3.6 of this Agreement.

 Initial Production Unit                             Exclusivity period
      Selling Price                                       (months)

-------------------------- -----------  ---------- ----------------------
>=          *                                                 *
-------------------------- -----------  ---------- ----------------------

-------------------------- -----------  ---------- ----------------------
>=          *              and<             *                 *

-------------------------- -----------  ---------- ----------------------
>=          *              and<             *                 *

-------------------------- -----------  ---------- ----------------------
>=          *              and<             *                 *

-------------------------- -----------  ---------- ----------------------
>=          *              and<             *                 *

-------------------------- -----------  ---------- ----------------------
                           <                *                 *

-------------------------- -----------  ---------- ----------------------

         CD Radio may cancel the exclusivity arrangement if Lucent fails to deliver to orders prototype ICs within fifteen (15) months from the date of the first payment by CD Radio or any CE-OEM toward production chip sets.

         Thereafter, CD Radio may cancel any exclusivity remaining if Lucent fails to deliver on orders a minimum of one (1) million production chip sets during the twelve (12) months following the start date, with a minimum of 75,000 in any given month.

         Thereafter, CD Radio may cancel any exclusivity remaining if Lucent fails to deliver on orders a minimum of 450,000 chip sets in any given month.

         Notwithstanding the above three (3) paragraphs, CD Radio shall not have the right to cancel the exclusivity arrangement if Lucent halts delivery due to non-payment of Lucent invoices for previously delivered services or products relating to this project.

         If CD Radio or the CE-OEM does not order and pay for a minimum of 1,000,000 delivered chip sets within the exclusivity period, CD Radio will compensate Lucent in the amount of $2,000,000 minus $2 per chip set actually ordered, delivered and paid for.

7.0      TERMINATION FOR CONVENIENCE

Either party may terminate this Agreement without cause upon six (6)_months written notice to the other party. Upon termination of this Agreement without cause, neither party shall be liable to the other, either for compensation or for damages of any kind or character whatsoever, whether on account of the loss by Lucent or CD Radio of present or prospective profits on sales or anticipated sales, or expenditures, investments or commitments made in connection therewith, or on account of any other cause or thing whatsoever, except that termination shall not prejudice or otherwise affect the rights or liabilities of the parties with respect to any indebtedness then owing by either party to the other.

         In the event that Lucent terminates this Agreement pursuant to this Section, Lucent shall, at its sole cost and expense, transfer all technology developed by Lucent prior to the termination of this Agreement (including all documentation and specifications relating to the project) as soon as reasonably practicable prior to such termination to not more than two vendors selected by CD Radio. Lucent agrees, at its sole cost and expense, to cooperate with CD Radio and not more than two vendors selected by CD Radio to facilitate such technology transfer as soon as reasonably practicable.

         Effective on the date that Lucent delivers notice to CD Radio of the termination of this Agreement pursuant to this Section, CD Radio shall be relieved of all of its future obligations to pay Lucent pursuant to this Agreement. Notwithstanding the foregoing, in the event that Lucent terminates this Agreement because it has determined that the engineering goals of this Agreement cannot be achieved, then CD Radio shall be obligated to pay Lucent pursuant to this Agreement until the date of termination of this Agreement. If CD Radio terminates this Agreement for convenience pursuant to this Section, then CD Radio shall be obligated to pay Lucent pursuant to this Agreement until the date of termination of this Agreement.

8.0      CONSUMER ELECTRONICS ORIGINAL EQUIPMENT MANUFACTURER (CE-OEM)

Lucent agrees to assist CD Radio in its efforts to arrange one or more CE-OEMs, including any contract manufacturers engaged by CD Radio, to manufacture devices capable of receiving CD Radio broadcasts. The Lucent chip set shall include all Lucent designed ICs done specifically for the CD Radio receiver, and exclude any CE-OEM or original equipment manufacturer unique devices.

9.0      THE PROJECT MANAGER

         Lucent shall at all times assign, on a full-time basis, a project manager (the "Project Manager") to oversee the development work contemplated by this Agreement. The Project Manager shall be a senior Lucent employee reasonably acceptable to CD Radio. The Project Manager shall regularly consult with CD Radio personnel regarding the status, budget and schedule of the development efforts contemplated by this Agreement. In addition, the Project Manager shall regularly consult with CD Radio personnel regarding such other matters related to the development work contemplated by this Agreement as CD Radio may reasonably request. Within fifteen (15) days of the end of each calendar quarter, the Project Manager shall deliver to CD Radio a written report which shall include: (i) a summary of the development work undertaken during the preceding calendar quarter;

(ii) a reasonable summary of what the funds expended on the development effort during the preceding calendar quarter were used for; (iii) a summary of all development milestones achieved during the preceding calendar quarter; and (iv) a projection of the development work accomplishments and expenditures for the current calendar quarter.

PART 2: TERMS AND CONDITIONS APPLYING TO PHASES ONE AND TWO PURSUANT TO THIS AGREEMENT

1.0      BINDING EFFECT

This Agreement is comprised of Parts 1, 2, and 3. The terms set forth in Parts 1 and 2 shall govern Phases 1 and 2, while the terms set forth in Parts 1 and 3 (as Part 3 may be amended by the parties before initiation of Phase 3) shall govern Phase_3, if Phase 3 is initiated by CD Radio in its sole discretion. In either case, Part 1 is incorporated by reference and the terms set forth in Part 1 shall prevail in the event of any conflict.

2.0      CONFIDENTIALITY

         2.1 All information furnished or disclosed by one disclosing party to the other receiving party which is marked with a restrictive notice or otherwise tangibly designated as proprietary (hereinafter "Information") shall be deemed the property of the disclosing party and shall be returned to the disclosing party upon request. Unless such Information:_(a) was previously known to the receiving party free of any obligation to keep it confidential, or (b) has been or is subsequently made public by the disclosing party or a third party under no obligation of confidentiality, or (c) is independently developed by the receiving party, then the receiving party shall, for a period ending three (3) years after the conclusion of this Agreement, use the same degree of care, but no less than a reasonable standard of care, as it uses with regard to its own proprietary information to prevent disclosure, use or publication thereof. Except as set forth in section 2.2 below, information furnished hereunder may be used by either party only for performance under this Agreement and may be used for other purposes only upon such terms and conditions as may be mutually agreed upon in writing

         2.2 Neither party shall disclose any of the terms and conditions of this Agreement without the prior written consent of the other party. Notwithstanding the foregoing, Lucent agrees that CD Radio may disclose a summary of the material terms and conditions of this agreement in its reports, registration statements and other documents required to be filed with the Securities and Exchange Commission and as otherwise may be required by the rules and regulations of the SEC or any other applicable regulatory agencies. To the extent practicable, CD Radio will afford Lucent a reasonable opportunity to review and comment on any such public disclosure prior thereto and shall consider in good faith any proposed modification of such disclosure suggested in writing by Lucent a reasonable period of time prior to the time public disclosure is required to be made by CD Radio. At the request of Lucent, CD Radio will apply for confidential treatment of any portions of this Agreement which Lucent designates as being a "trade secret" within the meaning of the Freedom of Information

Act and will diligently pursue obtaining an exemption from any such disclosure requirements.

         2.3 The parties agree that their obligations under this Section 2.0 shall survive and continue after any termination of this Agreement.

3.0      OWNERSHIP OF INTELLECTUAL PROPERTY

         3.1 All intellectual property developed or created prior to the effective date of this Agreement ("Existing Intellectual Property") is and shall remain the property of the party who made, developed or created or presently owns such Existing Intellectual Property and, unless otherwise expressed in this Agreement, no license is implied or granted herein to any Existing Intellectual Property by virtue of this Agreement. The parties acknowledge and agree that, as between them, any new intellectual property that is jointly developed or created during Phases 1 and 2 and after the effective date of this Agreement ("New Intellectual Property") shall be the joint property of the parties and each party shall be free to use and exploit such jointly owned New Intellectual Property without accounting in any way to the other party. In particular, the systems engineering documents and the chip set specification jointly developed under Phases 1 and 2 will be jointly owned by Lucent and CD Radio.

         3.2 The IPR in the software simulator and emulator, and the prototype receiver developed in Phases 1 and 2 will be solely owned by Lucent, but CD Radio shall be granted a royalty-free license to use Lucent provided models in the course of development of CD Radio's S-DARS.

4.0      LICENSES AND RIGHTS

No title or other ownership rights in any licensed products or any copies thereof shall pass to CD Radio by virtue of any performance hereunder. CD Radio agrees that it will not alter any notices on, prepare derivative works based on, or reproduce, reverse engineer, disassemble or de-compile any software embodied in licensed products or recorded in the purchased products furnished hereunder.

5.0      TERMS OF PAYMENT

CD Radio shall pay any amounts invoiced pursuant to the schedule and amounts set forth in Part 1 pertaining to Phases 1 and 2 in accordance with the terms of
Section 3.3 of Part I. Delinquent payments are subject to an interest charge at the rate of one and one-half percent (1 1/2%) per month, or portion thereof (but not to exceed the maximum lawful rate).

6.0      TAXES

Any tax or related charge that Lucent shall be required to pay to or collect for any government upon or with respect to services rendered hereunder shall be billed to CD Radio as a separate item and paid by CD Radio, unless a valid exemption certificate is furnished by CD Radio to Lucent.

7.0      EXPORT CONTROL

CD Radio acknowledges that technical information transmitted in connection herewith may be subject to export restrictions under applicable law, including the U.S. Department of Commerce Export Administration Regulations ("Regulations"), and CD Radio agrees to comply fully with same. CD Radio assures Lucent that it will not transmit, sell, transfer or convey any products, technical information or software, or goods produced through the use of same, to any country, or citizen or resident of a country, other than the United States without first securing the written consent, if required, of the U.S. Department of Commerce. Lucent agrees to assist CD Radio in any efforts to secure from the United States government, including the Department of Commerce, the right to export chip sets to CE-OEM production and manufacturing facilities.

8.0      LIMITATION OF LIABILITY

NOTWITHSTANDING ANY OTHER PROVISION HEREOF, EXCEPT AS MAY ARISE OUT OF INTENTIONAL MISCONDUCT OR GROSS NEGLIGENCE, LUCENT SHALL NOT BE LIABLE FOR INCIDENTAL, INDIRECT, SPECIAL OR CONSEQUENTIAL DAMAGES OR FOR LOST PROFITS, SAVINGS OR REVENUES OF ANY KIND, WHETHER OR NOT LUCENT HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES. THIS PROVISION SHALL SURVIVE FAILURE OF AN EXCLUSIVE REMEDY.

9.0      ASSIGNMENT

Except to any entity that succeeds it as the result of a strategic merger, acquisition, or other corporate reorganization, CD Radio shall not assign this Agreement or any rights or obligations hereunder without the prior written consent of Lucent, which shall not be unreasonably withheld. Any such attempted assignment without Lucent's consent shall be void and ineffective.

10.0     NON-WAIVER

No course of dealing or failure of either party to strictly enforce any term, right or condition of this Agreement shall be construed as a waiver of such term, right or condition. If these terms and conditions conflict with terms and conditions of a purchase order or procurement document issued by CD Radio, the terms and conditions contained herein shall govern. Lucent's acceptance of CD Radio's order is conditioned upon CD Radio's acceptance of these terms and conditions in writing. Lucent's failure to object to provisions contained in any communication from CD Radio shall not be deemed a waiver of the provisions herein.

11.0     NO POWER TO BIND LUCENT TECHNOLOGIES

CD Radio specifically assures Lucent that it will not extend, directly or indirectly, any warranty or representation in the name of Lucent or purport to bind Lucent in any way.

12.0     TERMINATION FOR CAUSE

         12.1 Either party may initiate termination of this Agreement for cause by giving to the other party sixty (60) days prior written notice specifying the reason for termination, which termination shall occur unless such reason for termination is cured within such sixty (60) day period. A right to terminate under this section shall arise upon the happening of any of the following events:

         12.1.1 a party becomes the subject of a bankruptcy petition filed in a court in any jurisdiction, whether voluntary or involuntary; or

         12.1.2 a receiver or a trustee is appointed for all or a substantial portion of a party's assets; or

         12.1.3 a party makes an assignment for the benefit of its creditors; or

         12.2 a party fails to perform substantially any material covenant, obligation, representation or warranty under this Agreement including but not limited to the timely payment of any fees or other charges specified under this Agreement.

13.0     USE OF TRADEMARKS

The parties recognize each other's rights in their respective trademarks, service marks, trade names and logos. Except as permitted by United States trademark law and except as expressly provided herein, nothing in this Agreement shall imply the grant by one party to the other of a license to use (i) any trademark, service mark, trade name or logo of that party or any of its affiliates in connection with advertising, licensing, marketing or any other use, or (ii) any trademark, service mark, trade name or logo that is confusingly similar to a name or mark used by that party or any of its affiliates.

14.0     FORCE MAJEURE

Except with respect to CD Radio's obligation to make timely payments when due, neither party shall be held responsible for any delay or failure in performance of any part of this Agreement to the extent such delay or failure is caused by fire, flood, explosion, war, strike, embargo, government requirement, civil or military authority, act of God, nature or the public enemy, inability to secure material or transportation facilities, act or omission of carriers or any other causes beyond its reasonable control.

15.0     CHOICE OF LAW

The construction, interpretation and performance of this Agreement shall be governed by the substantive laws, but not the conflicts of law, of the State of New York. The U.N. Convention on Contracts for the International Sales of Goods shall not apply hereto.

16.0     NOTICES

Unless otherwise provided, any notice required or permitted hereunder shall be given in writing and shall be deemed effectively given upon: (i) personal delivery to the party to be notified; (ii) seven (7) days after deposit in the mail, by registered or certified mail, postage prepaid, return receipt requested, (iii) on the day following facsimile transmission, with confirmed transmission; or (iv) on the second day following deposit with a reputable overnight courier service, in any case addressed to the party to be notified at the address indicated for such party on the first page hereof, or at such other address as such party may designate by ten (10) days' advance written notice to the other party.

17.0     PARTIAL INVALIDITY

If any paragraph, provision, or clause thereof in this Agreement shall be found or be held to be invalid or unenforceable in any jurisdiction in which this Agreement is being performed, the remainder of this Agreement shall be valid and enforceable and the parties shall negotiate, in good faith, a substitute, valid and enforceable provision which most nearly effects the parties' intent in entering into this Agreement.

18.0     COUNTERPARTS

This Agreement may be executed in two or more counterparts, all of which, taken together, shall be regarded as one and the same instrument.

19.0     SECTION HEADINGS

The section headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

20.0     RELATIONSHIP OF PARTIES

The parties to this Agreement are independent contractors. There is no relationship of agency, partnership, joint venture, employment or franchise between the parties. Neither party has the authority to bind the other or to incur any obligation on its behalf.

21.0     DISPUTE RESOLUTION

         21.1 If a dispute arises out of or relates to this Agreement, or its breach, and if such dispute cannot be settled through good faith negotiations within thirty (30) days, the parties agree to submit the dispute to a sole mediator selected by the parties or, at any time at the option of a party, to mediation by a mediator selected by the American Arbitration Association ("AAA"). The parties agree to make good faith efforts to resolve disputes by mediation within thirty (30) days. If not thus resolved, it shall be referred to a sole arbitrator selected by the parties within thirty (30) days of the mediation, or in the absence of such selection, to AAA arbitration which shall be governed by the United States Arbitration Act. The mediator or arbitrator selected by the parties shall be knowledgeable in the law and technology and the rules and regulations of the AAA. Such mediation or arbitration shall be non-binding on the parties. In the event such dispute is not resolved either by mediation or arbitration, then either party may initiate suit in the federal or state courts in the State of New York.

         21.2 The mediation or arbitration, if any, shall be held in New York City. The requirement for mediation or arbitration shall not be deemed a waiver of any right of termination under this Agreement and the mediator or arbitrator is not empowered to act or make any award other than based solely on the rights and obligations of the parties prior to any such termination.

         21.3 The mediator or arbitrator may not limit, expand or otherwise modify the terms of this Agreement.

         21.4 Each party shall bear its own expenses but those related to the compensation and expenses of the mediator or arbitrator shall be borne equally.

         21.5 The mediator or arbitrator shall not have authority to award punitive, exemplary or other damages in excess of compensatory damages and each party irrevocably waives any claim thereto. The award shall be made within two
(2) months after selection of the mediator or arbitrator and may be entered in any court.

         21.6 The parties, their representatives, other participants and the mediator and arbitrator shall hold the existence, content and result of mediation or arbitration in confidence.

22.0     ENTIRE AGREEMENT

Except for any written agreement between the parties relating to confidentiality of proprietary information, the terms and conditions contained in this Agreement supersede all prior oral or written understandings between the parties and shall constitute the entire Agreement between the parties with respect to the subject matter of this Agreement. This Agreement shall not be modified or amended except by a writing signed by CD Radio and Lucent.


LUCENT TECHNOLOGIES INC.                   CD RADIO INC.


By: /s/ Judith A. Sheft                    By: /s/ Andrew J. Greenebaum
-----------------------                    ----------------------------
Name:  Judith A. Sheft                     Name:  Andrew J. Greenebaum
Title: Intellectual Property &             Title: Executive Vice President and
       Compliance Vice President                  Chief Financial Officer

PART 3: TERMS AND CONDITIONS APPLYING TO PHASE THREE PRODUCTION PURSUANT TO THIS AGREEMENT

1.0      AGREEMENT

This Agreement, effective as of the date of latest execution by a party hereto shown hereon, applies to one or more products (hereinafter "Device(s)") that are identified in Lucent's Business Terms to which these terms and conditions are attached and any additional Agreement that references this Agreement, (hereinafter "Agreement"). As used herein, "Agreement" refers to these terms and conditions and those parts of Part 1: Business Terms (the "Business Terms") that refer to Phase 3 of the project. This Agreement, together with the Business Terms, supersedes all prior oral or written understandings between the parties, and constitutes the entire agreement between the parties, with respect to all transactions relating to the subject matter of the Business Terms. In the event of a conflict between the applicable Business Terms and these terms and conditions, the terms and conditions of the Business Terms shall prevail. Additional or differing terms appearing on any purchase order or other procurement document do not apply. This Agreement may not be modified or amended except by a writing signed by both parties.

2.0      CHANGE OF BUSINESS TERMS

Proposed prices, fees and charges are valid only for the parameters or other particulars relating to the Device as stated in the Business Terms. If any changes in such parameters or particulars become necessary, including but not limited to revision or redefinition of the specification or variations in quantities, functional description, package type, or testing requirements, upon mutual agreement the parties may revise such prices by amendment to the Business Terms. Other proposed fees and charges are valid only for the respective particulars stated in the Business Terms. The parties may also amend the Business Terms with respect to any of such indicated fees and charges to make adjustments for changes in CD Radio's requirements. Any such amendments to the Business Terms shall reference the Business Terms and shall be further identified by their respective dates and shall be signed by both parties.

3.0      PROTOTYPE IC APPROVAL

Within ninety (90) days after receipt of prototype ICs for any Device covered by this Agreement, CD Radio may return any claimed non-conforming prototype ICs to Lucent with a written rejection statement specifying the alleged failure or failures of the prototype ICs to meet the acceptance criteria as provided in the mask order sign off sheet or mutually agreed modifications thereof (the "Acceptance Criteria"). If CD Radio does not return the prototype ICs with a written rejection statement within such ninety (90) day period, then the design and prototype ICs shall be deemed to have been approved by CD Radio and development work shall be deemed to have been completed by Lucent.

         If any prototype IC does not meet the Acceptance Criteria and is rejected by CD Radio, Lucent shall use commercially reasonable efforts to replace it with one which does comply with the Acceptance Criteria. Lucent shall not, however, be obligated to replace any non-complying prototype ICs of which it has not been notified within ninety (90) days of shipment of same to CD Radio. If Lucent, within ninety (90) days after receipt of CD Radio's timely written rejection report, is unable to supply CD Radio with conforming prototype ICs, then either party may by written notice to the other terminate this Agreement as to such Device. Provided CD Radio has fulfilled all "Design Hand-Off Requirements," as defined in the Business Terms, if so terminated, unless otherwise provided in the Business Terms, all moneys paid by CD Radio to Lucent with respect to such Device will be refunded in full within thirty (30) days. Such refund of moneys shall be CD Radio's sole and exclusive remedy and Lucent's entire liability with respect to non-conforming prototype ICs.

         In the event that delivered prototype ICs comply with the Acceptance Criteria, but do not function in CD Radio's application (e.g., logic design error, change in required function, etc., not attributable to Lucent), CD Radio shall pay all charges incurred for the development of the Device and then CD Radio and Lucent may negotiate a mutually agreeable redesign schedule and price.

4.0      ORDERS

No order for production quantities of the Device shall be placed by CD Radio or accepted by Lucent unless and until CD Radio has approved the prototype ICs for the Device, paid all fees then due under the Business Terms and made any other payments due to Lucent under any order based on this Agreement. All orders for the design of the Device, for changes, for technical assistance, for production quantities of the Device or for any other service by Lucent relating to this Agreement shall be in writing, shall reference the Business Terms by its number and date and any current amendments thereto by their respective dates, and shall be signed by CD Radio. Lucent shall acknowledge all orders in writing.

5.0      RESCHEDULING OF ORDERS

CD Radio may reschedule an order pursuant to the following schedule:

Days.....Time between date of reschedule request and current factory promise date.

DAYS                          RESCHEDULE
----                          ----------

Within 30 days (0-30)         No rescheduling

31 days to lead-time          One time reschedule by up to 90 days beyond
                              factory promised date is permitted with no further reschedule or cancellation.

Beyond lead-time              Reschedules and cancellations without limits.


PULL-IN WITHIN AGREED DELIVERY DATE

CD Radio request date ("RD") may be pulled in as desired by CD Radio.

Lucent will make reasonable efforts to meet the new RD.

If improvement of the acknowledged date is possible, a new acknowledged date will be issued.

If improvement cannot be made, the current acknowledged date will be retained; in all cases, the requested pull-in date will be maintained with the order history in the event an improvement can be made at a later date.

6.0      CANCELLATION OF ORDERS

Should CD Radio cancel any order which has been acknowledged and a shipping date assigned, either in whole or in part, such cancellation shall be upon terms and conditions that will compensate Lucent for any loss or damage resulting from such cancellation. Notwithstanding the foregoing, Lucent shall use its best efforts to mitigate any loss or damage resulting from such cancellation. Lucent shall not be obligated to permit a cancellation if a reschedule has been previously negotiated at CD Radio's request.

Compensation by CD Radio for production quantities of the Device shall be according to the following schedule:

Days.....Time between date of cancellation and current factory promise date.

Liability.....Liability is the percentage of aggregate purchase price of the canceled portion of the order.

                DAYS                            PERCENT OF LIABILITY
                ----                            --------------------

           0 to lead-time                               100

       Greater than lead-time                            0


7.0      WARRANTY

Lucent warrants the Device as a production item ("Item"), but not related services or prototypes of any such Items, to be free from defects in material and workmanship and to be in conformance with the written specification contained in the Business Terms and amendments thereto, if any, and referenced in an order by CD Radio. With respect to prototype ICs, Lucent shall use commercially reasonable efforts to ensure freedom from defects and conformity with written specifications, if any. If any defect in material or workmanship or failure to conform to such specification ("Defect") is suspected in any such Items, CD Radio, after obtaining a Returned Material Authorization Number from Lucent, shall ship suspected defective samples of the Items to Lucent, following Lucent's instructions regarding the return. No product will be accepted for repair, replacement, credit or refund without the written authorization of and in accordance with Lucent's instructions, which authorization and instructions shall not be unreasonably withheld or delayed. Lucent shall analyze the failures, making use, when appropriate, of technical information provided by CD Radio relating to the circumstances surrounding the failures. Lucent will verify whether any Defect appears in the Items. If Lucent determines that the returned products are not defective, CD Radio may seek evaluation by a competent and disinterested third party approved by Lucent (which approval shall not be unreasonably withheld). If such third party determines that the returned products are not defective, CD Radio shall pay Lucent all costs of handling, inspection, repairs and transportation at Lucent's then prevailing rates. Lucent shall, at Lucent's option, either credit or refund the purchase price or repair or replace the defective product with the same or equivalent product without charge at Lucent's manufacturing or repair facility provided: (i) CD Radio notifies Lucent in writing of the claimed Defect within thirty (30) days after CD Radio knows or reasonably should know of the claimed Defect and (ii)

Lucent's and/or the disinterested third party's examination of the Items discloses that the claimed Defect actually exists. In the event of a replacement, Lucent shall ship the replacing Items FOB point of origin, freight prepaid to CD Radio's destination. Any replaced Item shall become Lucent's property. The method of disposition of any replaced Items will be as mutually agreed by both parties in writing. Lucent shall not be responsible for de-installation or reinstallation of any Item or for the expenses thereof. Repairs and replacements covered by the above warranty are warranted to be free from defects as set forth above. Inspection and acceptance of Items by CD Radio and/or payment therefor shall not relieve Lucent of responsibilities hereunder.

         The above warranty does not apply to, and Lucent makes no warranties with respect to products that: are software programs (except for software programs Lucent developed and incorporated into the Device), experimental products or prototypes (all of which are provided "AS IS") or to Items which have been subjected to misuse, neglect, accident or abuse or operating or environmental conditions that materially deviate from the parameters established in applicable specifications; or have been improperly installed, stored, maintained, repaired or altered by anyone other than Lucent; or have had their serial numbers or month and year of manufacture or shipment removed, defaced or altered. This warranty does not extend to any system into which a Device is incorporated. This warranty applies only to CD Radio and its successors and may not be assigned or extended by CD Radio to any of its customers or other users of the Items. Lucent will not accept returns from CD Radio's customers or users of CD Radio's products.

EXCEPT AS STATED IN THE SECTION ENTITLED WARRANTY, LUCENT, ITS SUBSIDIARIES AND AFFILIATES, SUBCONTRACTORS AND SUPPLIERS MAKE NO WARRANTIES, EXPRESS OR IMPLIED, AND SPECIFICALLY DISCLAIM ANY WARRANTY OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE. CD RADIO'S SOLE AND EXCLUSIVE REMEDY SHALL BE LUCENT'S OBLIGATION TO REPAIR OR REPLACE OR CREDIT OR REFUND AS SET FORTH ABOVE.

8.0      PROPRIETARY RIGHTS IN TECHNICAL INFORMATION

Unless otherwise agreed in writing, CD Radio-supplied design information relating to the Device, as incorporated in circuit design information, test vectors, test tapes, and special requirements specifications shall remain the property of CD Radio. CD Radio hereby authorizes Lucent to use such information and results solely and exclusively for the design, manufacture and sale of the Device to CD Radio and in providing related production services. The systems engineering documents and the chip set specification jointly developed under Phases 1 and 2 will be jointly owned by Lucent and CD Radio. Lucent retains all ownership rights in Lucent's processing information, mask works, mask sets, macro cells, and the like used in design, production or in filling orders placed by CD Radio hereunder. CD Radio has no rights in or to such processing information, mask works, mask sets, macro cells, and the like.

         If and to the extent CD Radio in its sole discretion, during the term of this Agreement, reaches any agreement with a third party to license intellectual property rights that are solely CD Radio's in the field of digital broadcasting, it shall either: (a) negotiate with Lucent the grant of a non-exclusive license to such intellectual property rights (with royalty terms dependent on the agreement reached with the third party or parties) or (b) provide in such third-party license (or licenses) for the grant of a sublicense (with the terms of the sublicense to be as set forth in the third-party license or exhibit thereto), in both cases for the purpose of permitting Lucent to make, have made, use, lease, sell and import chip sets and receivers for the purposes of commercializing digital broadcasting. In either case (license or sublicense), Lucent shall be limited to supplying such Devices only to authorized CD Radio licensees.

         IPR developed by Lucent under Phase 3, as detailed herein, will be owned exclusively by Lucent.

9.0      INTELLECTUAL PROPERTY INDEMNITY

Lucent will indemnify and hold harmless CD Radio from and against any claim by a third party against CD Radio alleging that any Device furnished under this Agreement directly infringes any patent, copyright or trademark of such third party. Lucent shall have the obligation, at its own expense, to defend or settle all such claims, subject to CD Radio's reasonable participation, at its own expense, in the conduct of any such proceeding or settlement. Lucent shall reimburse CD Radio for any costs incurred at Lucent's written request relating to such claim and shall pay damages and costs assessed by final judgment against CD Radio, or resulting from settlement, and attributable to such claim.

         In addition, Lucent will have the right, at any time and at its option and expense to: (i) procure for CD Radio the right to continue using such Device; (ii) replace or modify any such Device provided or to be provided to render it free of the infringement, while maintaining equivalent functionality and complete compatibility with CD Radio's products; or (iii) require return of such Device and refund the purchase price.

         Lucent's obligations hereunder are conditioned upon: (i) CD Radio giving Lucent written notice within thirty (30) days of any such claim asserted against it; (ii) Lucent having complete control of the defense and settlement thereof, subject to CD Radio's reasonable participation and consent (in the case of settlement or litigation decisions affecting CD Radio); (iii) CD Radio cooperating fully with Lucent, at Lucent's expense, to facilitate the defense or settlement of such claim; and (iv) CD Radio's substantial compliance with the material terms of this Agreement.

         Notwithstanding the foregoing, Lucent shall have no obligation to defend or settle any claim, and CD Radio shall indemnify and save harmless Lucent and its suppliers and affiliated companies from all costs, expenses, liabilities and claims, for any such claim: (i) arising from Lucent's compliance with CD Radio's specifications, designs or instructions; or (ii) relating to any Device furnished hereunder in combination with item(s), whether or not furnished by Lucent, even if such combination results from the Device's necessary or inherent use or the use for which the device is purchased.

         The sale of any Device by Lucent shall not in any way confer upon CD Radio, or upon anyone claiming under CD Radio, any license (expressly, by implication, by estoppel or otherwise) under any patent claim of Lucent or others covering or relating to any combination, machine or process in which such Device is or might be used, or to any process or method of making such Device.

THE FOREGOING STATES THE SOLE AND EXCLUSIVE REMEDY AND OBLIGATION OF THE PARTIES HERETO FOR INFRINGEMENT OR OTHER VIOLATION OF ANY INTELLECTUAL PROPERTY RIGHTS ARISING OUT OF THIS AGREEMENT AND IS IN LIEU OF ALL WARRANTIES, EXPRESS, IMPLIED OR STATUTORY, IN REGARD THERETO.

10.0     NONDISCLOSURE

During performance of this Agreement, the parties may disclose or furnish to each other proprietary marketing, technical, or business information, including, without limitation, products and/or software ("information"), relating to the subject of this Agreement.

         Information provided in tangible form shall be clearly marked as proprietary. With respect to any devices, any technical information, including but not limited to circuit layout, design, or software, embedded in any such device is proprietary information notwithstanding the absence of any proprietary marking on such device. Information provided orally will be considered proprietary, if the disclosing party says it is proprietary at the time of oral disclosure and summarizes it in a proprietary writing provided to the other party within 20 (twenty) days of the oral disclosure.

         The receiving party shall: (a) hold information in confidence using the same degree of care as it normally exercises to protect its own proprietary information; (b) restrict disclosure and use of information to employees (including any contractors or consultants) with a need-to-know, and not disclose it to any other parties; (c) advise those employees, contractors and consultants of their obligations with respect to the information; (d) not copy, duplicate, reverse engineer or decompile information; (e) use the information only in furtherance of performance under this Agreement; and (f) upon expiration or termination of this Agreement, return all information to the disclosing party or at the request of the disclosing party, destroy such information.

         The receiving party shall have no obligation to keep confidential information that: (a) was previously known to it free of any confidentiality obligation; (b) was independently developed by it; (c) is or becomes publicly available other than by unauthorized disclosure; (d) is disclosed to third parties by the disclosing party without restriction; or (e) is received from a third party without violation of any confidentiality obligation.

         If a party is faced with legal action or a requirement under government regulations to disclose or make available proprietary information received hereunder, such party shall forthwith notify the furnishing party and, upon request of the latter, cooperate in contesting such action or requirement at the requesting party's expense. Neither party shall be liable for damages for any disclosure or unauthorized access pursuant to legal action or government regulations or for inadvertent disclosure, access, or use if the customary degree of care as it uses with respect to its own proprietary information has been exercised and if, upon discovery of such inadvertent disclosure, access, or use the furnishing or receiving party has endeavored to prevent any further (inadvertent or otherwise) disclosure or use.

         Obligations imposed by this Section 10 shall survive for a period of five (5) years after termination or expiration of this Agreement.

11.0     TERM OF AGREEMENT

The term of this Agreement as related to any specific Device covered by this Agreement shall expire at the end of the purchase period specified in the Business Terms and any agreed extensions thereto. Lucent reserves the right to discontinue the supply of any Device(s) hereunder, subject to providing CD Radio six (6) months written notice of discontinuation, during which period CD Radio may place orders for reasonable quantities calling for delivery within lead-time of the Device, and subject to the immediate termination of the exclusivity period provided for in Part 1, if such period has not already concluded.

12.0     PRICE AND PAYMENT TERMS

Lucent and CD Radio will collect market price data on ICs with comparable functions and volumes to the ICs in the chip set, for example, ICs used in IS-95 cellular telephones. Both parties will work together to estimate the difference in value the actual ICs have with respect to the open market ICs. After allowances are made for differences in function and performance, the price Lucent charges for the chip sets shall not exceed that of comparable ICs at comparable cumulative volume.

         CD Radio shall pay the invoiced amount within thirty (30) days from the date of Lucent's invoice. Payment terms for all design and development activities of Lucent are as specified in the Business Terms. Lucent may exercise an option to assess an interest charge of up to one and one-half percent (1 1/2%) per month on all amounts which are not timely paid (but not to exceed the maximum lawful rate). CD Radio hereby grants to Lucent a purchase money security interest in the product to secure the purchase price of the product until the purchase price is paid in full. CD Radio agrees to execute and deliver all documents reasonably requested by Lucent to perfect and maintain Lucent's security interest. Orders are subject to a maximum outstanding credit limit (measured counting all outstanding invoices, whether or not past due, combined with the value of all accepted orders) as reasonably determined by Lucent. Lucent may refuse to accept purchase orders, if such acceptance would result in CD Radio exceeding such credit limit. The amount of credit or terms of payment may be changed or credit withdrawn by Lucent at any time upon reasonable advance notice to CD Radio. Each shipment shall constitute an independent transaction and CD Radio shall pay for same in accordance with the specified payment terms. Lucent will invoice CD Radio upon shipment. If shipments are delayed by CD Radio, Lucent may invoice CD Radio when Lucent is prepared to ship. Lucent may invoice CD Radio immediately upon termination or cancellation of any order. Prices shall be quoted and invoices shall be rendered and paid in United States currency.

13.0     DELIVERY, TITLE, RISK OF LOSS AND TRANSPORTATION

Unless otherwise agreed to by Lucent in writing as part of the Business Terms or any amendment thereto referenced by CD Radio in an order, (a) delivery terms on shipments to any point in the United States shall be F.O.B. point of origin, and
(b) delivery terms on shipments to any point outside of the United States shall be pursuant to Incoterms 1990 (FCA, country of export). Where, in order to meet CD Radio's requests, Lucent ships or packs the Device or other materials in other than its normal manner for shipment, additional billing may be rendered. risk of loss shall pass to CD Radio upon delivery.

14.0     PRODUCT CHANGES

Lucent may at any time make changes in the Devices (i) that do not materially affect physical or functional interchangeability or performance or (ii) when required for purposes of safety. In the case of (ii), Lucent shall ensure that such changes do not adversely affect the functionality of the Device or its compatibility with CD Radio's products. No changes by Lucent may result in any price increase.

15.0     MANUFACTURING FACILITY

Notwithstanding anything contained herein to the contrary, Lucent reserves the right to manufacture the Device in any Lucent-qualified facility. Lucent also reserves the right to transfer production from one qualified facility to another or to manufacture at multiple qualified facilities.

16.0     EXCLUSIVE REMEDIES AND LIMITATIONS OF LIABILITY

         A. For purposes of the exclusive remedies and limitations of liability set forth in this section, Lucent shall be deemed to include Lucent Technologies Inc., its subsidiaries and affiliates and the directors, officers, employees, agents, representatives, subcontractors and suppliers of all of them; and "Damages" shall be deemed to refer collectively to all injury, damage, loss or expense incurred.

         B. Lucent's entire liability and CD Radio's exclusive remedies against Lucent for any damages caused by any Device defect or failure, or arising from the performance or non-performance of any work, regardless of the form of action, whether in contract, tort, including negligence, strict liability or otherwise, except as may arise from intentional misconduct or gross negligence, shall be:

         1. For infringement, the remedies set forth in the section entitled Intellectual Property Indemnity;

         2. For failure to deliver conforming prototypes, CD Radio's sole and exclusive remedy and Lucent's entire liability shall be CD Radio's right to a refund of moneys paid by CD Radio as provided in Section 3 of this Part 3. For any other failure of the Device or work performed, the remedies stated in the section entitled Warranty;

         3. For delays in delivery of production quantities, Lucent shall have no liability unless the delivery is delayed by more than thirty (30) days by causes not attributable either to CD Radio or to conditions beyond Lucent's reasonable control, in which case CD Radio shall have the right, as its sole remedy, to cancel the order without incurring cancellation charges;

         4. For bodily injury or death to any person proximately caused by Lucent, CD Radio's right to proven direct damages; and

         5. For claims other than set forth above, Lucent's liability shall be limited to direct damages that are proven, in an amount not to exceed one hundred thousand ($100,000) dollars.

         C. Notwithstanding any other provision of this Agreement, Lucent shall not be liable for incidental, indirect, special, exemplary or consequential damages or for lost profits, savings or revenues of any kind, whether or not Lucent has been advised of the possibility of such damages. This provision shall survive failure of an exclusive remedy.

17.0     CD RADIO'S DESIGNATED EMPLOYEES ON SELLER'S PREMISES

CD Radio's personnel shall, while on any location of Lucent or any of its affiliates, comply with rules and regulations with regard to safety and security at such location. Lucent shall inform such personnel of such rules and regulations. CD Radio shall have full control over such personnel and shall be entirely responsible for their complying with such rules and regulations. CD Radio agrees to indemnify and save Lucent and any of its affiliates harmless from any claims or demands, including the costs, expenses and reasonable attorney's fees incurred on account thereof, that may be made by (i) anyone for injuries to persons or damage to property resulting from the acts or omissions of CD Radio's personnel or (ii) CD Radio's personnel under Worker's Compensation or similar laws. CD Radio agrees to defend Lucent and its affiliates, at Lucent's request, against any such claim or demand.

18.0     EXPORT CONTROL

The parties acknowledge that any products, software, and technical information (including, but not limited to, services and training) provided under this Agreement are subject to U.S. exports laws and regulations and any use or transfer of such products, software, and technical information must be authorized under those regulations. The parties agree that they will not use, distribute, transfer, or transmit the products, software, or technical information (even if incorporated into other products) except in compliance with U.S. export regulations. If requested by Lucent, CD Radio also agrees to sign written assurances and other export-related documents as may be required for Lucent to comply with U.S. export regulations.

19.0     ASSIGNMENT

Except for Lucent's right to assign this Agreement to any of its affiliates and CD Radio's right to assign this Agreement to any entity that succeeds it as the result of a strategic merger, acquisition, or other corporate reorganization, neither party shall have the right to assign this Agreement except upon the prior written consent of the other and any such purported assignment shall be void and ineffective.

20.0     IDENTIFICATION

Except as permitted by United States trademark law and except as expressly provided herein, neither Lucent nor CD Radio shall use any identification of, or reference to, any code, drawing, specification, trade name, trademark, trade device, insignia, service mark, symbol, or any abbreviation, contraction, or simulation thereof, of the other party in any advertising or promotional efforts without such other party's prior approval.

21.0     EXCUSE OF PERFORMANCE

Except with respect to CD Radio's obligation to make timely payments when due, neither party shall be held responsible for any delay or failure in performance of any part of this Agreement to the extent such delay or failure is caused by fire, flood, explosion, war, strike, embargo, government requirement, civil or military authority, act of God, nature or the public enemy, inability to secure material or transportation facilities, inadequate yield of products despite Lucent's reasonable efforts, act or omission of carriers or any other causes beyond its reasonable control. After conclusion of the exclusivity period provided for in Part 1, Lucent may, in the event of any such circumstance, allocate in a fair and reasonable manner, taking into account Lucent's contractual commitments, its available production output among itself and its other customers, including at Lucent's option those not under contract.

22.0     NON-WAIVER

No course of dealing or failure of either party to strictly enforce any term, right or condition with respect to any transaction or order hereunder shall be construed as a waiver of such term, right or condition.

23.0     TAXES

Any tax or related charge which Lucent shall be required to pay to or collect for any government upon or with respect to services rendered or the sale, use or delivery of the Device or other materials shall be billed to the CD Radio as a separate item and paid by CD Radio, unless a valid exemption certificate is furnished by CD Radio to Lucent.

24.0     CHOICE OF LAW

The construction, interpretation, and performance of this Agreement and any transaction hereunder shall be governed by the substantive laws, but not the conflicts of law rules, of the State of New York. The U.N. Convention on Contracts for the International Sales of Goods shall not apply to the sale of product hereunder.

25.0     MEDICAL AND LIFE SUPPORT APPLICATIONS

Lucent does not recommend the use of any Devices for medical or life support applications wherein a failure or malfunction of the Device may directly threaten life or cause injury and Lucent will not knowingly sell its Devices for such use except pursuant to a written exception to this policy granted on a case-by-case basis. No warranty is made with respect to any such medical or life support use of any Device.

26.0     DISPUTES

         26.1 If a dispute arises out of or relates to this Agreement, or its breach, and if such dispute cannot be settled through good faith negotiations within thirty (30) days, the parties agree to submit the dispute to a sole mediator selected by the parties or, at any time at the option of a party, to mediation by a mediator selected by the American Arbitration Association ("AAA"). The parties agree to make good faith efforts to resolve disputes by mediation within thirty (30) days. If not thus resolved, it shall be referred to a sole arbitrator selected by the parties within thirty (30) days of the mediation, or in the absence of such selection, to AAA arbitration which shall be governed by the United States Arbitration Act. The mediator or arbitrator selected by the parties shall be knowledgeable in the law and technology and the rules and regulations of the AAA. Such mediation or arbitration shall be non-binding on the parties. In the event such dispute is not resolved either by mediation or arbitration, then either party may initiate suit in the federal or state courts in the State of New York.

         26.2 The mediation or arbitration, if any, shall be held in New York City. The requirement for mediation or arbitration shall not be deemed a waiver of any right of termination under this Agreement and the mediator or arbitrator is not empowered to act or make any award other than based solely on the rights and obligations of the parties prior to any such termination.

         26.3 The mediator or arbitrator may not limit, expand or otherwise modify the terms of this Agreement.

         26.4 Each party shall bear its own expenses but those related to the compensation and expenses of the mediator or arbitrator shall be borne equally.

         26.5 The mediator or arbitrator shall not have authority to award punitive, exemplary or other damages in excess of compensatory damages and each party irrevocably waives any claim thereto. The award shall be made within two
(2) months after selection of the mediator or arbitrator and may be entered in any court.

         26.6 The parties, their representatives, other participants and the mediator and arbitrator shall hold the existence, content and result of mediation or arbitration in confidence.

THE PARTIES, agreeing to the above terms and conditions, including by reference all terms and conditions contained in the Business Terms, and intending to be legally bound thereby, have caused the signatures of their respective authorized representatives to be affixed below on the date so written.


LUCENT TECHNOLOGIES INC.                   CD RADIO INC.


By: /s/ Judith A. Sheft                    By: /s/ Andrew J. Greenebaum
-----------------------                    ----------------------------
Name:  Judith A. Sheft                     Name:  Andrew J. Greenebaum
Title: Intellectual Property &             Title: Executive Vice President and
       Compliance Vice President                  Chief Financial Officer